UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 30, 2010

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2010, Pier 1 Imports, Inc. (the “Company”), through its subsidiary Pier 1 Imports (U.S.), Inc., entered into a private-label credit card program agreement (the “Program Agreement”) with Chase Bank USA, N.A. (“Chase”). The Program Agreement becomes effective January 1, 2011.  The current private-label credit card program agreement between the Company and Chase described in Item 1.02 below is terminated effective midnight December 31, 2010. A copy of the Program Agreement is filed with this report as Exhibit 10.1 and a copy of the Company’s press release announcing the agreement is filed with this report as Exhibit 99.1.

Pursuant to the Program Agreement, Chase will offer private-label credit cards to new and existing customers of the Company. In addition, Chase will provide customer service functions and will support certain Company marketing activities related to the Company’s credit card customers.

The term of the Program Agreement is eighteen months. Under the terms of the Program Agreement, the Company may purchase the program assets upon the expiration or earlier termination of the Program Agreement. The Program Agreement contains customary representations, warranties, covenants and indemnification provisions, as well as confidentiality and data security provisions. The Company will be entitled to future payments over the term of the Program Agreement based on revolving credit card sales, and certain other credit and account related matters.

Item 1.02	Termination of a Material Definitive Agreement.

In conjunction with entering into the Program Agreement, the Company and Chase have, effective midnight December 31, 2010, terminated the private-label credit card program agreement between the Company and Chase dated August 30, 2006, in consideration of payment to the Company from Chase on or before December 30, 2010 of $28.3 million plus all remaining sums due and owing to the Company by Chase pursuant to the purchase and sale agreement between the parties dated August 30, 2006. The Company did not incur any penalties in connection with the termination of the agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description

10.1
Credit Card Program Agreement by and between Pier 1 Imports (U.S.), Inc. and Chase Bank USA, N.A. dated December 30, 2010.  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

	99.1	Press release dated December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: December 30, 2010	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Card Program Agreement by and between Pier 1 Imports (U.S.), Inc. and Chase Bank USA, N.A. dated December 30, 2010.  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

99.1	Press release dated December 30, 2010.